UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2024
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Confer Employment Agreement

Genprex, Inc. (the “Company”) and Ryan M. Confer entered into an amendment, executed on and dated as of June 24, 2024 and effective as of May 8, 2024 (the “Confer Amendment”), to the executive employment agreement by and between the Company and Mr. Confer dated as of April 13, 2018 (as amended by the Confer Amendment, the “Confer Agreement”), pursuant to which (i) Mr. Confer’s title change to President, Chief Executive Officer and Chief Financial Officer was confirmed, (ii) his base salary was increased to $480,000 per year, and (iii) the reference periods utilized for determining the amount of certain severance payments due upon a separation of service without Cause or for Good Reason prior to a Change in Control (as such terms are defined in the Confer Agreement) (as specified in Section 9.2(a)) and following a Change in Control (as specified in Sections 9.3(a)-(c)), were changed from twelve months to eighteen months in length.

The foregoing description of the Confer Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Confer Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Vaczy Separation Agreement and Release

As previously disclosed by the Company it its Current Reports on Form 8-K filed on February 2, 2024 and February 5, 2024 with the Securities and Exchange Commission, on January 30, 2024, Catherine Vaczy, the Company’s then Executive Vice President, General Counsel and Chief Strategy Officer, notified the Company of her intention to resign.  On February 4, 2024, Ms. Vaczy’s employment with the Company was terminated.  The aforementioned Form 8-Ks additionally reported that the Company and Ms. Vaczy were in discussions related to this matter.

On June 21, 2024 (the “Execution Date”), Ms. Vaczy and the Company entered into a Separation Agreement and Release (the “Separation Agreement”) governing the terms of Ms. Vaczy’s separation from the Company and providing for the settlement in full of any and all claims that the parties may have or which could have been raised prior to the Execution Date.

Pursuant to the terms of the Separation Agreement, Ms. Vaczy and the Company agreed, among other things, that: (i) so long as Ms. Vaczy has not revoked her acceptance of the ADEA (as defined in the Separation Agreement) waiver prior to the expiration of the seven-day statutory revocation period, or June 28, 2024 (the “ADEA Revocation Date”), on the next calendar day following the ADEA Revocation Date, Ms. Vaczy’s Executive Employment Agreement with the Company, dated March 12, 2020, as amended by that First Amendment to the Executive Employment Agreement, dated as of March 24, 2021, and Ms. Vaczy’s Confidential Information Agreement (as defined in the Separation Agreement), and all rights and obligations of the parties thereto are terminated, except for indemnification and advancement rights and obligations, if any, and certain go forward obligations pursuant to the Confidential Information Agreement, and except for the rights and obligations of the parties as set forth in the Separation Agreement; (ii) the Company shall pay Ms. Vaczy, so long as Ms. Vaczy has not revoked her ADEA waiver on or prior to the ADEA Revocation Date: (a) $300,000 (less applicable withholdings and deductions), in funds to be released on the next business day after the ADEA Revocation Date, and (b) $50,000 (less applicable withholdings and deductions) to be paid on or before July 1, 2024; and (iii) the vesting of equity awards previously granted to Ms. Vaczy under the Company’s 2018 Equity Incentive Plan shall be accelerated, such that effective as of the next business day following the ADEA Revocation Date, an aggregate of 6,125 unvested RSUs and 4,374 unvested options previously awarded to Ms. Vaczy, shall be vested in full.

The Separation Agreement further provides for mutual general releases and mutual non-disparagement provisions. All benefits described above are subject to required tax withholding.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2024, Genprex held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2024 (the “Proxy Statement”), were as follows:

Proposal 1. Election of Director.

The Class I director nominee, Brent M. Longnecker, was elected to serve until the 2027 annual meeting of stockholders and until his respective successor has been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the vote to elect the Class I director was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Brent M. Longnecker	358,584	68,125	796,655

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.

The proposal to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024 was approved by the stockholders based upon the following votes:

Votes For	Votes Against	Abstention	Broker Non-Votes
1,184,411	32,027	6,926	0

Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“NEOs”).

The votes were cast as follows with respect to the proposal to vote, on an advisory basis, on the compensation of the Company’s NEOs as described in the Company’s Proxy Statement:

Votes For	Votes Against	Abstention	Broker Non-Votes
350,633	65,825	10,251	796,655

Proposal 4. Advisory Vote of Frequency of Say-on-Pay Votes.

The votes were cast as follows with respect to the proposal to vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation:

Every 1 Year	Every Two Years	Every Three Years	Abstention	Broker Non-Votes
360,746	11,711	50,011	4,241	796,655

The Board of Directors of the Company (the “Board”) has considered the outcome of this advisory vote on how often the Company will conduct an advisory vote on executive compensation and has determined, as was recommended with respect to this proposal by the Board in the Proxy Statement for the Annual Meeting, that the Company will conduct future advisory votes on executive compensation every year until the occurrence of the next vote on how often the Company will conduct an advisory vote on executive compensation. The next vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation is required to occur no later than the Company’s 2030 Annual Meeting of Stockholders.

Item 8.01. Other Events.

Amended and Restated Outside Director Compensation Policy

On June 18, 2024, the Board approved and adopted an Amended and Restated Outside Director Compensation Policy (the “Policy”), a copy of which is filed herewith as Exhibit 10.3 and incorporated by reference herein. The Policy was amended to include an annual cash retainer of $15,000 for the role of Chairman of the Board (Non-Executive).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Executive Employment Agreement, dated as of June 24, 2024, by and between Genprex, Inc. and Ryan M. Confer.

10.2	Separation Agreement and Release, dated as of June 21, 2024, by and between Genprex, Inc. and Catherine Vaczy.

10.3	Genprex, Inc. Amended and Restated Outside Director Compensation Policy, adopted June 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: June 24, 2024	By:	/s/ Ryan Confer
Ryan Confer
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)